UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 24, 2014, Straight Path IP Group, Inc. (“SPIPG”), a subsidiary of Straight Path Communications Inc. (the “Registrant”) filed patent infringement complaints against each of Apple Inc., Avaya Inc. and Cisco Systems, Inc. in the United States District Court for the Northern District of California claiming (i) Apple’s telecommunications products, including Facetime software, infringe four of its patents, (ii) Avaya’s IP telephony, video conference and telepresence products such as Aura Platform infringe four of its patents, and (iii) Cisco’s IP telephony, video conference and telepresence products such as Cisco’s Unified Communications Solutions infringe four of its patents. SPIPG is seeking damages for the patent infringements.

On September 26, 2014, SPIPG filed a Complaint against Verizon Communications Inc., Verizon Services Corp., and Verizon Business Network Services Inc. in the United States District Court for the Southern District of New York, claiming that Verizon’s telephony products, such as its Advanced Communications Products, including Unified Communications and Collaboration and VOIP, infringe three of its patents. SPIPG is seeking damages for Verizon’s infringement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By: /s/ Davidi Jonas

       Name: Davidi Jonas

       Title: Chief Executive Officer

Dated: September 30, 2014